Exhibit 99.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This is an Amendment to the Employment Agreement effective May 30, 2012 between Frisch's Restaurants, Inc., an Ohio corporation, “Corporation”, and Craig F. Maier, “Maier.” This Amendment is effective for Corporation’s fiscal year beginning May 29, 2013.

In consideration of the mutual agreements herein contained, the parties agree to the terms and conditions of this Amendment. All capitalized terms, not otherwise defined in this Amendment shall have the meaning assigned in the Employment Agreement.

1.	Section 4.(b) is revised as follows:

“4.	Compensation.

(b)      Performance Award. The Committee that administers the Frisch’s Restaurants, Inc. 2012 Stock Option and Incentive Plan (“Plan”) will consider Maier for a grant of a Performance Award as permitted under Section X of that Plan.”

IN WITNESS WHEREOF, Frisch's Restaurants, Inc. has caused this Amendment to be executed in its corporate name by Michael E. Conner, its Vice President of Human Resources, thereunto duly authorized by its Board of Directors, and Craig F. Maier has hereunto set his hand on the date set forth below.

DATED: June 13 , 2013		/s/ Craig F. Maier
Craig F. Maier

FRISCH'S RESTAURANTS, INC.

	By:	/s/ Michael E. Conner
Michael E. Conner
Vice President of Human Resources